Exhibit K-2

Memorandum re NCE Tie-Line Project

     In connection with the Commission's 1997 order approving the formation of NCE, the company undertook to construct a new transmission line interconnecting PSCo and SPS within five years of the consummation of that merger. Based on that commitment, the Commission found that the combined PSCo and SPS electric operations "are capable of physical interconnection." New Century Energies, Inc., Holding Co. Act Release No. 26748 (Aug. 1, 1997) ("1997 Order"). The Commission further noted that, "In the event that New Century Energies at any time determines not to construct the tie or the tie is not substantially completed within five years of the date of consummation of the merger, New Century Energies will file a post-effective amendment concerning the measures it will take to ensure the requirements of section 2(a)(29)(A) are satisfied."

     Since the issuance of the 1997 Order, NCE has made substantial progress toward the completion of the tie-line. Phase 1 of the line, construction of a 230-mile, 345 kV line from Amarillo, Texas to Holcomb, Kansas, is expected to be completed in the third quarter of 2001. While there has been some delay in the construction of Phase 2, a 100-mile, 345 kV line from Holcomb, Kansas to Lamar, Colorado and a HVDC facility, NCE plans to have that section of line in service by year-end 2004. Attached is a chart detailing the various steps NCE has taken and will take to complete this process. In particular:

     1. As required by the FERC order approving the merger of PSCo and SPS, those companies engaged in an open-planning process to analyze and plan the tie-line. The process involved the formation of a "Study Committee" consisting of over fifty members representing electric companies, reliability councils, state regulatory commissions, consulting groups and electric marketers. PSCo and SPS concluded this process on August 27, 1998, with the announcement of their selected tie-line alternative. The fairness and thoroughness of the regional planning process is demonstrated by the fact that no participating party sought review of the proposed project or otherwise questioned the process itself.

     2. SPS has sought and obtained a siting permit for both Phase 1 and Phase 2 construction in Kansas from the Kansas Commission.

     3. On September 30, 1999, SPS applied for a Certificate of Convenience and Necessity ("CCN") from the Texas Commission for Phase 1 line construction in Texas. On February 14, 2000, the parties in the Texas proceeding filed a unanimous stipulation requesting that the Texas Commission grant the application. The Administrative Law Judge has issued a proposed order recommending approval of the CCN request and, by order dated May 10, 2000, the Texas Commission approved the CNN request.

                                     K-2-1

     4. The Phase 2 tie-line will pass through only one Colorado county, Prowers County. In Colorado, county governments -- not the Colorado Commission -- have facilities siting authority. On September 9, 1999, the Prowers County Planning Commission approved the Special Use Permit that allows for construction of the Phase 2 tie-line and HVDC converter within the county.

     5. NCE has obtained easements for 40% of the Texas rights-of-way and 60% of the Kansas rights-of-way for Phase 1 of the tie-line.

     6. NCE has obtained easements for 36% of the Kansas rights-of-way and 100% of the Colorado rights-of-way for Phase 2 of the tie-line.

NCE already has spent more than $10 million in expenditures in connection with the tie-line project.

     NCE had originally planned to complete the entire construction of the tie-line by year-end 2001. In early 1999, however, NCE announced that due to a number of factors, including changes to the PSCo and SPS load forecasts and fuel prices, it would instead adopt the phased approach described above. NCE is filing a post-effective amendment in File No. 70-8787, asking the Commission to extend until 2004 the time for completing the tie line.

     The requested extension will enable PSCo to comply with the procedural requirements of the Colorado Commission. PSCo had included the tie-line as a planning assumption in its 1999 Draft Integrated Resource Plan ("IRP"), which showed PSCo's resource needs for a twenty-year period commencing in 1999 and which also included a six-year resource acquisition period of 2000-2005. The effect of this assumption would have been to enable PSCo to avoid the need to acquire an amount of firm capacity it would otherwise have had to acquire to meet its projected peak in 2005, the last year of the 1999 Draft IRP resource acquisition period. In a recent order, however, the Colorado Commission rejected inclusion of the tie-line as a planning assumption and found that "a certificate of public convenience and necessity [("CPCN")] proceeding, and not an IRP docket, is the appropriate forum to evaluate the varied advantages and disadvantages of the proposed tieline." Application of Public Service Company of Colorado for an Order Approving Its 1999 Integrated Resource Plan, Decision No. C00-311 (March 15, 2000)./1

----------

1 It is important to understand the context in which the Colorado Commission issued this order. Although not explicitly stated in the order, the Colorado Commission has had a long-standing policy of requiring PSCo to consider purchases from third parties to meet its resources needs and had previously expressed concern about PSCo's recent reliance on self-supply and affiliate arrangements to supply its resource needs. The reason that the tie-line would have enabled PSCo to defer the acquisition of needed capacity is because PSCo, using a completed tie-line, would be able to access capacity on the SPS system. The assumption that PSCo would obtain such capacity from an affiliate, however, was not consistent with the Commission's policies. Moreover, in light of the generation divestiture that SPS plans to undertake to comply with Texas SB-7, as discussed in the Application/Declaration to which this memorandum is an exhibit, SPS will not have the level of generation upon which the capacity deferral benefit in PSCo's 1999 Draft IRP was premised.

----------

                                     K-2-2

     In response to that order, PSCo will file for a CPCN for the tie-line on the basis that: (1) the tie-line will improve reliability on the transmission-constrained PSCo system; (2) the tie-line will enable PSCo to tap into MAPP and the SPP in the Eastern Interconnect as both a buyer (enabling PSCo to make economy power purchases lowering its operating costs) and a seller (permitting PSCo to make economy energy sales for the benefit of both its customers and shareholders); and (3) the tie-line will enable PSCo to lower its operating reserve levels, again enabling PSCo to lower its operating costs. NCE believes these reasons will convincingly demonstrate the need for completion of the tie-line.

     NCE anticipates filing the CPCN application with the Colorado Commission on or before September 29, 2000. Under its rules, the Colorado Commission must issue its decision within 210 days of the date of the filing. Thus, NCE should receive its CPCN for Phase 2 of the tie-line by the end of April 2001, which would allow the company to complete construction of the tie-line by year-end 2004.

     Pending completion of the tie-line, NCE anticipates that there will be opportunities for PSCo and SPS to exchange power under the Xcel System's Joint Operating Agreement ("JOA"), which the FERC approved in its order approving the NCE/NSP merger. The JOA, which is described more fully in the Merger Application, will become effective upon the completion of the NCE/NSP merger. NCE anticipates that the Xcel companies will be able to obtain both firm (mostly short-term) and nonfirm transmission between the PSCo and SPS systems needed to engage in transactions under the JOA, once it becomes effective. In light of the present availability of transmission, we believe that following the merger PSCo and SPS will be able to obtain the transmission services necessary to engage in power transactions under the JOA, even before the tie-line is completed.

     It is Xcel's understanding, as explained above, that the Colorado Commission will issue its order on or before April 30, 2001 -- within the five years contemplated by the 1997 NCE Order. Therefore, in its post-effective amendment in File No. 70-8787, NCE will ask that the Commission defer any further action on the question of interconnection under the 1997 NCE Order until that time. If the CPCN is granted, Xcel undertakes to complete the tie-line by December 31, 2004. If, for any reason, the CPCN is not granted, Xcel will file a further post-effective amendment in File No. 70-8787, establishing its basis for otherwise satisfying the interconnection requirement consistent with then-current precedent under the 1935 Act.

                                     K-2-1


SPS/PSCo TRANSMISSION LINE INTERCONNECT PROJECT MILESTONES

------------------------------------- ----------------------------------- -----------------------------------
Milestone                             Date                                Status
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------


Southwestern Public Service Company   8/22/95                             Completed
("SPS") and Public Service Company
of Colorado ("PSCo") announced an
agreement to merge forming New
Century Energies, Inc. ("NCE').
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
SPS and PSCo initiate an open         9/96                                Completed
planning study process, the Joint
Transmission Planning Study ("the
Study"), by inviting 205 regional
utilities, federal and state
regulatory agencies and
environmental organizations to
participate.
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
SPS and PSCo merge NCE.               8/1/97                              Completed
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
The Study Report approved by Study    9/18/97                             Completed
Committee.
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
Open Solicitation Process Request     10/1/97                             Completed
for Proposal ("RFP") issued.
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
The Study Report released.            10/6/97                             Completed
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
Open Solicitation Process RFP bids    11/7/97                             Completed
due.
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
RFP bid  evaluation  conducted  by    11/7/97 - 7/31/98                   Completed
Hagler  Bailly
Consulting, Inc. ("HB")
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
HB's  report   "Evaluations   of       7/31/98                            Completed
Proposals  for  PSCo/SPS
Transmission Interconnection
 Solicitation" released.

------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
HB's report "PSCo/SPS Transmission    8/26/98                             Completed
Interconnection Solicitation
Supplemental Report" released.
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
                                     K-2-4



Selection Conference held by NCE.     8/27/98                             Completed
Final Project Alternative 5X
presented as selected alternative.
This  alternative  consists of a
345 kV line from  Amarillo,
TX (Potter  County
Interchange) to Garden City, KS
(Sunflower Electric Power
Corporation's  Holcomb
Generating Station) and thence
to Lamar, Colorado and PSCo's
jointly-owned Lamar
Substation.  A High Voltage
Direct  Current  ("HVDC")
Converter  sited at Lamar
Substation.

------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
Interconnection Team formed for       9/98                                Completed
pursuing logistics of line
construction.
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
State  regulatory  commission         10/98 - 3/99                        Completed
meetings held to discuss
filing requirements.

------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
Community  meetings for               10/98 - 2/99                        Completed
presentation of proposed  line
corridors held in Colorado,
Kansas, Oklahoma and Texas.

------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
Vendor presentations for HVDC         11/98 - 1/99                        Completed
converter conducted.
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
NCE splits interconnection project    1/99                                Completed
into two phases. Phase 1 consists
of the line construction from
Amarillo,  TX to
Holcomb, KS. Phase 2 consists
of line construction form
Holcomb, KS to Lamar, CO
and the construction of the
HVDC Converter.

------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
Application made requesting a         4/29/99                             Completed
Siting Permit from the Kansas
Corporation Commission ("KCC") for
both Phase 1 and Phase 2
construction in Kansas.
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
                                     K-2-5



KCC Public Hearing on Siting Permit   5/26/99                             Completed
application held.

------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
KCC Technical Hearing on Siting       6/17/99                             Completed
Permit application held.
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
Application made requesting Special   7/12/99                             Completed
Use Permit ("Permit") from Prowers
County (Colorado) Planning
Commission. (County governments
have siting authority in Colorado.)

------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
KCC order granting Siting Permit      7/19/99                             Completed
issued.
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
Prowers County Planning Commission    8/3/99                              Completed
held hearing on Permit during which
Planning Commission voted approval
and forwarded application to County
Commission.
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
Prowers County Commission Hearing     8/30/99                             Completed
held.  Permit issue referred to
county counsel for document
drafting.
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
Special Use Permit granted by         9/9/99                              Completed
Prowers County Commission.
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
Application made requesting a         9/30/99                             Completed
Certificate of Convenience and
Necessity ("CCN") from Public
Utility Commission of Texas
("PUCT") for Phase 1 line
construction in Texas.
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
Sunflower Electric Power              1/28/00                             Completed
Corporation and SPS sign
Interconnection Agreement

                                     K-2-6



------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
Stipulation filed by parties in       2/14/00                             Completed
Texas CCN docket (PUCT Docket No.
21460) requesting that the PUCT
grant application.
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
Right-of-Way ("ROW") acquisition      3/22/00                             Completed
completed in Colorado.  (Texas ROW:
Potter County 55%, Moore County
46%, Sherman County 14%, Hansford
County 26%. Oklahoma ROW: Texas
County 24%. Kansas ROW: Phase 1
(Stevens, Grant, Kearney and Finney
Counties) 61%, Phase 2 (Finney and
Hamilton Counties) 36%.
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
PUCT order granting CPCN issued.      4/1/00                              Pending
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
Application requesting Certificate    7/00                                Planned
of Public Convenience and Necessity
("CPCN") to construct Phase 2
submitted to Colorado Public
Utilities Commission  ("CPUC").
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
Construction begins on Phase 1.       11/00                               Planned
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
CPUC order granting CPCN for Phase    3/01
Planned 2 construction.

------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
Construction completed on Phase 1     9/01                                Planned
and line energized.
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
Construction begins on Phase 2.       9/03                                Planned
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
Construction  completed on Phase 2;   10/04
Planned  line  and HVDC  converter
energized.

------------------------------------- ----------------------------------- -----------------------------------


                                     K-2-7